Exhibit 99.1

AMENDED AND RESTATED LANTERN PHARMA INC.

2018 EQUITY INCENTIVE PLAN

I. GENERAL PROVISIONS

1.1 Establishment. On August 29, 2018, the Board of Directors of Lantern Pharma Inc. adopted the Lantern Pharma Inc. 2018 Equity Incentive Plan. The Lantern Pharma Inc. 2018 Equity Incentive Plan was approved by the Lantern Pharma Inc. shareholders on August 29, 2018. On December 17, 2018, the Board of Directors of Lantern Pharma Inc. approved amendments to the Lantern Pharma Inc. 2018 Equity Incentive Plan, which amendments were approved by the shareholders of Lantern Pharma Inc. effective August 7, 2019. In connection with the change in the state of incorporation of Lantern Pharma Inc. from Texas to Delaware in January 2020, the Lantern Pharma Inc. 2018 Equity Incentive Plan, as amended and restated, was assumed by Lantern Pharma Inc., a Delaware corporation (the “Corporation”). Further amendments to the Lantern Pharma Inc. 2018 Equity Incentive Plan, as amended and restated, were approved by the Corporation’s Board of Directors (“Board”) on February 26, 2020 and by the stockholders of the Corporation effective June 3, 2020. On August 19, 2020, the Board approved this Amended and Restated Plan containing the previously approved amendments described above.

1.2 Purpose. The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees, non-Employee Directors and Consultants of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their interests with those of shareholders, and (b) enhance the ability of the Corporation and its Subsidiaries to attract, motivate and retain qualified Employees, non-Employee Directors and Consultants.

1.3 Plan Duration. The Plan became effective on August 29, 2018 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after August 28, 2028.

1.4 Definitions. As used in this Plan, the following terms have the meaning described below:

(a) “Administrator” means the Board, unless the Board has appointed a committee to administer the Plan.

(b) “Agreement” means the written document that sets forth the terms of a Participant’s Award.

(c) “Award” means any form of Option, Restricted Stock, Restricted Stock Unit, Performance Award or Stock Bonus Award granted under the Plan.

(d) “Board” means the Board of Directors of the Corporation.

(e) “California Participant” means a Participant with one or more Awards issued in reliance on Section 25102(o) of the California Corporations Code.

(f) “Cause” means (i) if the Employee is a party to a written employment agreement with the Corporation or a Subsidiary, “Cause” as defined in such agreement, as in effect from time to time, and (ii) in all other cases, (A) Employee’s continued failure substantially to perform Employee’s duties to the Corporation or its affiliates (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Corporation to Employee of such failure, (B) dishonesty in the performance of Employee’s duties hereunder, (C) Employee’s conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof, or (y) a misdemeanor involving moral turpitude, (D) Employee’s willful malfeasance or willful misconduct in connection with Employee’s duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Corporation or its affiliates, or (E) Employee’s breach of any non-compete or confidentiality obligations to the Corporation or its affiliates.

(g) “Change in Control” means the occurrence of any of the following events:

(i) If any one person, or more than one person acting as a group (as defined in Code Section 409A and regulations thereunder), acquires ownership of voting stock of the Corporation that, together with other voting stock held by such person or group, constitutes more than fifty percent (50% ) of the total fair market value or total voting power of the capital stock of the Corporation (measured on an as converted basis giving pro forma effect to the conversion of any outstanding convertible preferred stock into common stock, but not assuming the exercise of any warrant or option to purchase such shares, and giving effect to the voting rights of any outstanding shares of capital stock on matters submitted to the shareholders generally). However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the capital stock of the Corporation, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Corporation (within the meaning of Code Section 409A and regulations thereunder). An increase in the percentage of capital stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in such Corporation remains outstanding after the transaction;

(ii) If a majority of members on the Corporation’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Corporation refers solely to the “relevant corporation,” as defined in Code Section 409A and regulations thereunder, for which no other corporation is a majority shareholder); or

(iii) If there is a change in the ownership of a substantial portion of the Corporation’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and regulations thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(h) “Common Stock” means shares of the Corporation’s authorized common stock.

(i) “Consultant” means a consultant or advisor (other than as an Employee or member of the Board) to the Corporation or a Subsidiary; provided that such person (i) renders bona fide services that are not in connection with the offer and sale of the Corporation’s securities in a capital-raising transaction, and (ii) does not promote or maintain a market for the Corporation’s securities.

(j) “Corporation” means Lantern Pharma Inc., a Delaware corporation.

(k) “Director” means an individual, other than an Employee, who has been elected or appointed to serve as a member of the Board. For purposes of clarity, a Director may include a representative of an entity with a financial interest in the Corporation, in which case settlement of an Award to a Director in such capacity may be issued or payable directly to the represented entity (or an affiliate entity of such represented entity), if approved by the Administrator and in compliance with applicable federal and state securities laws and regulations in effect at such time.

(l) “Disability” means total and permanent disability, as defined in the Corporation’s long-term disability benefits program, if any, as in effect from time to time or in the event no such program is in place means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined under procedures established from time to time by the Administrator; provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and regulations thereunder. See Addendum A for special disability provisions related to California Particpants.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Board or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents shall not be paid on Option Awards.

(n) “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), and the term “employment” means employment with the Corporation or a Subsidiary, as applicable.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means as of any date, the per share fair market value of the Common Stock (or other applicable security, payment or consideration as the case may be), in accordance with Code Section 409A and Regulations thereunder, which shall be determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. If shares of the Corporation are Listed Securities, the determination of Fair Market Value shall be based on the per share closing price as reported in the Wall Street Journal for the applicable date.

(q) “Grant Date” means the date on which the Administrator authorizes an Award, or such later date as shall be designated by the Administrator.

(r) “Incentive Stock Option” means an Option granted pursuant to Article II that is intended to meet the requirements of Code Section 422.

(s) “Listed Security” means any security of the Corporation that is listed or approved for listing on a Stock Exchange, or designated or approved for designation as a national market system security or an independent quotation system by the National Association of Securities Dealers, Inc.

(t) “Nonqualified Stock Option” means an Option granted pursuant to Article II that is not an Incentive Stock Option.

(u) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(v) “Participant” means an Employee, Director or Consultant, who is designated by the Administrator to participate in the Plan.

(w) “Permitted Assignee” means a person described in Section 8.3(a).

(x) “Performance Award” means any Award of Performance Shares granted pursuant to Article IV.

(y) “Plan” means the Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(z) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

(aa) “Restricted Stock” means Common Stock granted pursuant to Article III that is subject to a Restriction Period.

(bb) “Restricted Stock Unit” means a right granted pursuant to Article III to receive Restricted Stock, Common Stock or an equivalent value in cash.

(cc) “Performance Award” means any Award of Performance Shares granted pursuant to Article IV.

(dd) “Stock Bonus Award” means any Award of Common Stock Shares granted pursuant to Article V.

(ee) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market, if any, upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the applicable date.

(ff) “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(gg) “Substitute Awards” shall mean Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

(hh) “Vested” or “Vesting” means the extent to which an Award granted or issued hereunder has become exercisable, any applicable Restriction Period has terminated or lapsed in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of performance goal(s) set forth in the respective Agreement pursuant to which such Award was granted or issued.

1.5 Administration.

(a) The Plan shall be administered by the Board, unless the Board appoints a committee with the power and authority to administer the Plan (either, the “Administrator”, as applicable). The Administrator shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Administrator on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Board or any committee appointed by the Board to serve as Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(b) In addition to any other powers set forth in the Plan and subject to Code Section 409A and the provisions of the Plan, the Administrator shall have the full and final power and authority, in its discretion to:

(i) amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(ii) accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto;

(iii) authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(iv) determine the terms and conditions of Awards granted to Participants and whether such terms and conditions have been satisfied; and

(v) establish such other Awards, besides those specifically enumerated in the Plan, which the Administrator determines are consistent with the Plan’s purposes.

1.6 Participants. Participants in the Plan shall be such Employees, Directors and Consultants of the Corporation and its Subsidiaries as the Administrator in its sole discretion may select from time to time. The Administrator may grant Awards to an individual upon the condition that the individual become an Employee, Director or Consultant of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee, Director or Consultant, as applicable.

1.7 Stock.

(a) The Corporation has reserved 1,489,680 shares of Common Stock for issuance pursuant to stock-based Awards under the Plan, all of which shares may be granted pursuant to Incentive Stock Options under the Plan. All provisions in this Section 1.7 shall be adjusted, as applicable, in accordance with Article VII.

(b) Each share of Common Stock subject to any Award shall be counted against the aggregate reserved share limit in paragraph (a) above as one share.

(c) The shares subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for issuance pursuant to Awards under the Plan and shall not be counted against the limitations in Section 1.7(a).

(d) For the avoidance of doubt, the following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) the full number of shares not issued or delivered as a result of the net settlement of an outstanding Option, regardless of the number of shares actually used to make such settlement; (ii) shares used to pay the exercise price or for settlement of any Award; (iii) shares used to satisfy withholding taxes related to the exercise or settlement of any Award; and (iv) shares subject to a Restricted Stock Award that have been forfeited.

(e) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or an affiliate of the Corporation or its Subsidiaries prior to such acquisition or combination.

1.8 Repricing. Except as provided in Section 7.1, the Administrator shall not approve a program providing for (a) the cancellation of outstanding Options and the grant in substitution therefor of any new Options under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date; (b) the amendment of outstanding Options to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date; or (c) the exchange of outstanding Options for cash or other Awards if the exercise price per share of such Options is greater than the Fair Market Value per share as of the date of exchange. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

II. STOCK OPTIONS

2.1 Grant of Options. The Administrator, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate, and shall determine the general terms and conditions of exercise, which shall be set forth in a Participant’s Agreement. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Administrator may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Administrator may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.

2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option may only be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3 Exercise Price. The Administrator shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

2.4 Payment for Option Shares.

(a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) tendering shares of Common Stock to the Corporation having a Fair Market Value equal to the total purchase price on the exercise date, which shares are withheld from the Option being exercised, or are freely owned and held by the Participant independent of any restrictions or hypothecations; (ii) delivery of other consideration approved by the Administrator having a Fair Market Value on the exercise date equal to the total purchase price; or (iii) any combination of the foregoing.

(b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation, or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made), he or she shall possess no rights as a record holder with respect to any such shares.

III. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

3.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

3.2 Terms of Awards. Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or Restriction Periods, the number of Common Stock shares or units subject to the Award, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goal(s), as the Administrator shall determine.

3.3 Transferability. Except as provided in this Article III and Section 8.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Administrator and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Administrator in its sole discretion and as set forth in the applicable Agreement.

3.4 Other Restrictions. The Administrator shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). Subject to Code Section 409A, the Administrator shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units.

3.5 Voting Rights. During the Restriction Period, Participants holding issued and outstanding shares of Common Stock subject to an Award of Restricted Stock may exercise full voting rights with respect to the Restricted Stock, while such Award remains outstanding.

3.6 Dividends and Dividend Equivalents.

(a) Except as set forth below or in a Participant’s Agreement, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock, while such Award remains outstanding. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b) The Administrator, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant as of the record date of such dividend, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time or times (or as soon thereafter as practicable) as the corresponding Restricted Stock Units on which the Dividend Equivalent was paid. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article VII, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

3.7 Settlement of Restricted Stock Units. If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Award Vest or on such other date determined by the Administrator, in its discretion, and set forth in the Agreement, one share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 7.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock, cash or other property, shall be paid no later than two and a half (2½) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests.

IV. PERFORMANCE AWARDS

4.1 Grant of Performance Awards. The Administrator, in its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal(s) to be attained pursuant to each Performance Award.

4.2 Terms of Awards.

(a) Performance Awards shall consist of rights to receive cash, Common Stock, other property or a combination thereof, if designated performance goal(s) are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s Agreement. Each Agreement shall specify the performance goal(s), which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goal(s) are to be attained, the payment schedule if the goal(s) are attained, and any other general terms as the Administrator shall determine and conditions applicable to an individual Performance Award. Subject to Code Section 409A, the Administrator, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award.

(b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Administrator. Performance Awards shall be paid no later than two and a half (2½) months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.

(i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Administrator and specified in the Participant’s Agreement. Prior to satisfaction of the performance goal(s) and restrictions, the Participant shall be entitled to vote the Performance Shares to the extent such shares are issued and outstanding. Further, any dividends paid on such shares during the performance period automatically shall, as provided in the Participant’s Agreement: (A) be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goal(s) and restrictions as the other shares under the Performance Share Award; (B) be payable in cash upon satisfaction of, and subject to the same performance goal(s) and restrictions as the underlying shares for the Performance Share Award; or (C) be provided in a combination thereof.

(ii) In the case of Performance Units, the Participant shall receive an Agreement from the Administrator that specifies the performance goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, other property or a combination thereof.

V. STOCK BONUS AWARDS

5.1 Grant of Stock Bonus Awards. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Stock Bonus Awards under the Plan to such Participants and in such amount as it shall determine.

5.2 Terms of Awards.

(a) Stock Bonus Awards are intended to serve as a form of discretionary bonus to be paid in shares of Common Stock to Employees selected by the Administrator. The number of shares in a Stock Bonus Award and any terms and restrictions applicable to the Stock Bonus Award shall be designated by the Administrator at the time of grant and set forth in the Participant’s Award Agreement. Stock Bonus Awards may be, but are not required to be, subject to Vesting requirements and/or other restrictions. The Administrator shall have the authority to waive any Vesting or other restrictions applicable to a Stock Bonus Award. Stock Bonus Awards shall be paid as soon as reasonably practical but not later than two and one half (2-1/2) months after the Grant Date.

(b) In the case of Stock Bonus Awards that are subject to Vesting or other restrictions, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Administrator and specified in the Participant’s Agreement. Prior to satisfaction of the restrictions, the Participant shall be entitled to vote the shares issued under a Stock Bonus Award to the extent such shares are issued and outstanding. Further, any dividends paid on such shares while subject to restrictions shall, as provided in the Participant’s Agreement, be reinvested on behalf of the Participant in additional Stock Bonus shares under the Plan, and such additional shares shall be subject to the same restrictions as the other shares under the Stock Bonus Award.

VI. TERMINATION OF EMPLOYMENT OR SERVICES

6.1 Options. Unless otherwise provided in a Participant’s Agreement:

(a) If, prior to the date when an Option first becomes Vested, a Participant’s employment or services are terminated for any reason, the Participant’s right to exercise the Option shall terminate and all rights thereunder shall cease.

(b) If, on or after the date when an Option first becomes Vested, a Participant’s employment or services are terminated for any reason other than the Participant’s death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option in effect on the date of exercise.

(c) If, on or after the date when an Option first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s death while the Option is still exercisable, the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.

(d) If, on or after the date when an Option first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option is still exercisable, the Option shall be exercisable in accordance with the terms of paragraph (c) above.

(e) For the avoidance of doubt, the Administrator, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option, or, subject to Code Section 409A, and Section 2.1, may extend the term of the Option.

(f) Shares subject to Options that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date.

6.2 Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Stock Bonus Awards. With respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Bonus Award, unless otherwise provided in a Participant’s Agreement:

(a) If a Participant’s employment or services are terminated for any reason, any portion of such an Award that is not yet Vested automatically shall terminate and be forfeited by the Participant.

(b) If, with respect to a Restricted Stock Award or Restricted Stock Unit Award, the terminated Participant was required to pay a purchase price for the Restricted Stock subject to such Award, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to any Restriction Period for the purchase price paid by the Participant.

(c) For the avoidance of doubt, the Administrator, in its discretion, may provide in a Participant’s Agreement for the continuation of any such Award after a Participant’s employment or services are terminated or, subject to Code Section 409A, may waive or change the remaining conditions, goals or restrictions, or add additional conditions, goals or restrictions, with respect to such Award, as it deems appropriate.

6.3 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Administrator in a Participant’s Agreement issued under the Plan.

VII. ADJUSTMENTS AND CHANGE IN CONTROL

7.1 Adjustments. In the event of a merger, reorganization, statutory share exchange, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Administrator, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of cash, similar options to purchase the shares of, or other awards denominated in the shares of, another company, or other property, as the Administrator may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Award.

7.2 Change in Control.

(a) Notwithstanding anything contained herein to the contrary, unless otherwise provided in a Participant’s Agreement to the contrary, upon a Change in Control, the Administrator may make any of the following determinations: (i) any outstanding Option granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); and (iv) all Vesting and/.or other restrictions shall lapse on any outstanding Stock Bonus Award shares that are subject to Vesting and/or other restrictions.

(b) The Administrator may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under such Option (the “Spread”). In the event such determination is made by the Administrator, the Spread (reduced by applicable withholding taxes, if any, to the extent determined by the Administrator) shall be paid to a Participant in respect of the Participant’s cancelled Options on or as soon as practicable following the date of the Change in Control.

(c) The Administrator, in its sole discretion and without the consent of any Participant, may cancel at the time of a Change in Control any outstanding Option that has an exercise price that exceeds the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction.

VIII. MISCELLANEOUS

8.1 Partial Exercise/Fractional Shares. The Administrator may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or payment of a Performance Award, Restricted Stock Award, or Restricted Stock Unit Award. Instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Administrator, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

8.2 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares or electronic transfer of such shares (or book entry representing such shares) to the Participant has been made. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued (or electronic transfer or book entry is made), except as otherwise provided in the Plan or a Participant’s Agreement or by the Administrator.

8.3 Non-Assignability; Certificate Legend; Removal.

(a) Except as described below or as otherwise determined by the Administrator in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, with the consent of the Administrator, a Participant may assign or transfer an Award that is not an Incentive Stock Option to (i) one or more members of the Participant’s immediate family; (ii) a trust established by the Participant for the benefit of the Participant and/or one or more members of the Participant’s immediate family; or (iii) an entity represented by a Director (or to an affiliate entity of such represented entity), provided that there are available federal and state securities law exemptions for such assignment or transfer (“Permitted Assignee”), provided further that any Permitted Assignee agrees in writing on a form prescribed by the Corporation to be bound by all provisions of the Plan and applicable Award Agreement(s) and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations.

(b) Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Lantern Pharma Inc. 2018 Equity Incentive Plan, as amended and restated (“Plan”), rules and administrative guidelines adopted pursuant to such Plan [and an Agreement dated ______ __, ____]. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Lantern Pharma Inc.

If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent’s books in connection with such shares.

(c) Subject to applicable federal and state securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 8.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).

8.4 Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Bonus Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any other applicable laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Administrator may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Stock Bonus Award under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal and state securities laws.

8.5 Withholding Taxes.

(a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or the lapse of the Restriction Period on a Restricted Stock Award or Restricted Stock Unit Award, or the payment of a Performance Award or Stock Bonus Award. If shares of the Corporation are Listed Securities, a Participant may in order to fulfill the withholding obligation tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. Other payment methods as set forth in Section 2.4(a)(ii) may also be utilized to satisfy any applicable withholding requirements. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

(b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) such withholding would constitute a violation of the provisions of any law or regulation, or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.

8.6 Termination and Amendment.

(a) The Administrator may terminate the Plan, or the granting of Awards under the Plan, at any time.

(b) The Administrator may amend or modify the Plan at any time and from time to time, and the Administrator may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Article VII; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan.

(c) No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner materially and adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, or as set forth in Sections 7.2(c) and 8.10, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

8.7 Code Section 409A. It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan are to be construed accordingly. The Board reserves the right to amend the terms of the Plan and any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. However, unless otherwise specified herein or in a Participant’s Agreement, in no event shall the Corporation or a Subsidiary be responsible for any tax or penalty owed by a Participant or beneficiary with regard to an Award payment. For purposes of the Plan and any Agreement, the terms “separation from service” or “termination of employment” (or variations thereof) shall be synonymous with the meaning given to the term “separation from service” as defined in Code Section 409A and regulations thereunder. Any installment payments under the Plan shall be deemed to constitute separate payments for Code Section 409A purposes.

8.8 Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

8.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

8.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

8.11 Beneficiary Designation. Except as otherwise designated in a Participant’s Agreement, and subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.

8.12 Unfunded Obligation. A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Corporation and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

8.13 Approval of Plan. The Lantern Pharma Inc. 2018 Equity Incentive Plan was (i) approved by the holders of at least a majority of the votes cast on a proposal to approve the Plan at a duly held meeting of shareholders of the Corporation held on August 29, 2018, and (ii) amended and further approved as described in Section 1.1.

8.14 Governing Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, this Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan has been executed on behalf of the Corporation effective as of August 19, 2020.

LANTERN PHARMA INC.

By:	/s/ Panna Sharma
Its:	Chief Executive Officer

ADDENDUM A

LANTERN PHARMA INC.

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

(California Participants)

Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Corporation is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1. The following rules shall apply to any Option in the event of a Participant’s separation from service with the Corporation:

(a) If such termination was for reasons other than death, “disability” (as defined below), or Cause, the Participant shall have at least thirty (30) days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise such Option on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.

(b) If such termination was due to death or disability, the Participant shall have at least six (6) months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date, provided that in no event shall the Option be exercisable after the expiration of the Option term as set forth in the Option Agreement.

“Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Corporation, to perform the major duties of the Participant’s position with the Corporation or any Subsidiary because of the sickness of injury of the Participant.

2. Notwithstanding anything stated herein to the contrary, no Option shall be exercisable on or after the tenth anniversary of the date of grant and any Award Agreement shall terminate on or before the tenth anniversary of the date of grant.

3. The Corporation shall furnish summary financial information (audited or unaudited) of the Corporation’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Corporation shall not be required to provide such information if (i) the issuance is limited to key employees whose duties in connection with the Corporation assure their access to equivalent information or (ii) the Plan or any agreement complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.